Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
by and among
IRIDEX Corporation
and
the parties named herein on Schedule 1, as Purchasers
August 31, 2007

     This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of August 31, 2007, among IRIDEX Corporation, a Delaware corporation (the “Company”), and the purchasers identified on Schedule 1 hereto (each a “Purchaser” and collectively the “Purchasers”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and each Purchaser, severally and not jointly, desires to purchase from the Company an aggregate of five hundred thousand (500,000) units (each, a “Unit” and collectively, the “Units”), with each Unit being comprised of (i) one (1) share of Series A Preferred Stock (as defined below) and (ii) one warrant to purchase one and two tenths (1.2) shares of common stock of the Company, par value $0.01 per share (“Common Stock”), (each a “Warrant” and, together with the Preferred Stock, the “Securities”), on the terms and conditions set forth in this Agreement, and in the amount set forth opposite such Purchaser’s name on Schedule 1 hereto.
     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Investor Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Investor Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights to the Purchasers.
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
ARTICLE I
DEFINITIONS AND TERMS OF WARRANTS
     1.1 Terms of the Warrants. The terms and provisions of the Warrants are more fully set forth in the form of Warrant, attached hereto as Exhibit B.
     1.2 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
     “Action” shall have the meaning ascribed to such term in Section 3.1(i).
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

     “Agreement” shall have the meaning ascribed to such term in the Preamble and shall also include the Disclosure Schedules.
     “Blue Sky Laws” shall have the meaning ascribed to such term in Section 3.1(f)(ii).
     “Board” means the board of directors of the Company.
     “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.
     “Certificate of Designation” means the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Iridex Company filed with the Secretary of State of the State of Delaware on August 31, 2007.
     “Certificates” shall have the meaning ascribed to such term in Section 2.2(b)(iii).
     “Closing” shall have the meaning ascribed to such term in Section 2.1(a).
     “Closing Date” shall have the meaning ascribed to such term in Section 2.1(a).
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” shall have the meaning ascribed to such term in the recitals hereto, and any securities into which such common stock may hereafter be reclassified.
     “Company” shall have the meaning ascribed to such term in the Preamble.
     “Company IP” shall have the meaning ascribed to such term in Section 3.1(l).
     “Contemplated Transactions” shall have the meaning ascribed to such term in Section 3.1(a)(ii).
     “Conversion Shares” means the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock purchased by the Purchasers pursuant to the Purchase Agreement.
     “Disclosure Schedules” means the Disclosure Schedules concurrently delivered herewith.
     “Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(q).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Financial Statements” shall have the meaning ascribed to such term in Section 3.1(h)(ii).
     “Future Offerings” shall have the meaning ascribed to such term in Section 4.8.
     “GAAP” shall have the meaning ascribed to such term in Section 3.1(h)(iii).

     “Governmental Body” shall have the meaning ascribed to such term in Section 3.1(f)(ii).
     “Indemnified Party” shall have the meaning ascribed to such term in Section 5.3.
     “Indemnifying Party” shall have the meaning ascribed to such term in Section 5.3.
     “Independent Director Designee” shall have the meaning ascribed to such term in Section 4.6.
     “Investor Rights Agreement” shall have the meaning ascribed to such term in the recitals hereto.
     “Investor Audit and Corporate Governance Committee Member” shall have the meaning ascribed to such term in Section 4.7.
     “Investor Compensation and Nominating Committee Member” shall have the meaning ascribed to such term in Section 4.7.
     “Legal Requirement” shall have the meaning ascribed to such term in Section 3.1(g).
     “Lien” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction, except for a lien for current taxes not yet due and payable and a minor imperfection of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.
     “Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(a)(i).
     “Material Agreements” shall have the meaning ascribed to such term in Section 3.1(f)(i).
     “Material Permits” shall have the meaning ascribed to such term in Section 3.1(v).
     “Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(bb).
     “Participation Right” shall have the meaning ascribed to such term in Section 4.8.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.01 per share, with the rights, privileges and preferences set forth in the Certificate of Designation.
     “Primary Purchaser Board Seat” shall have the meaning ascribed to such term in Section 4.6.
     “Primary Purchaser Director Designee” shall have the meaning ascribed to such term in Section 4.6.

     “Purchase Amount” means, as to each Purchaser, the amount set forth beside such Purchaser’s name on Schedule 1 hereto, in United States dollars and in immediately available funds.
     “Purchaser” shall have the meaning ascribed to such term in the Preamble.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “SEC Documents” shall have the meaning ascribed to such term in Section 3.1(h)(i).
     “Securities” shall have the meaning ascribed to such term in the recitals hereto.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Secondary Purchaser Board Seat” shall have the meaning ascribed to such term in Section 4.6.
     “Secondary Purchaser Director Designee” shall have the meaning ascribed to such term in Section 4.6.
     “Secretary’s Certificate” shall have the meaning ascribed to such term in Section 2.2(b)(vi).
     “Subsidiary” means, with respect to any entity, any corporation or other organization of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests.
     “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
     “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market.
     “Transaction Documents” means this Agreement, the Investor Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.
     “Unit” shall have the meaning ascribed to such term in the recitals hereto.

     “Warrants” shall have the meaning ascribed to such term in the recitals hereto.
     “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants issued or to be issued to the Purchasers or their assignees or designees in connection with the offering consummated under the Purchase Agreement.
ARTICLE II
PURCHASE AND SALE
     2.1 Closing.
          (a) The closing of the transactions contemplated under this Agreement (the “Closing”) will take place upon the execution of this Agreement by the Company and the Purchasers immediately following satisfaction or waiver of the conditions set forth in Sections 2.2 and 2.3 (other than those conditions which by their terms are not to be satisfied or waived until the Closing), at the offices of Wilson Sonsini Goodrich & Rosati, PC, 650 Page Mill Road, Palo Alto, CA 94304 (or remotely via exchange of documents and signatures) or at such other place or day as may be mutually acceptable to the Purchasers and the Company. The date on which the Closing occurs is the “Closing Date”.
          (b) At the Closing, each Purchaser shall purchase, severally and not jointly, and the Company shall issue and sell to each Purchaser that number of Units set forth opposite such Purchaser’s name on Schedule 1 hereto.
          (c) The purchase price for each Unit to be purchased by each such Purchaser at the Closing shall be equal to $10.00 per Unit.
     2.2 Conditions to Obligations of Purchasers to Effect the Closing. The obligations of each Purchaser to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing, by the Purchasers purchasing a majority of the Units to be sold pursuant to this Agreement:
          (a) Prior to the Closing the Company shall have furnished to the Purchasers and their advisors, if any, all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser; and
          (b) At the Closing (unless otherwise specified below) the Company shall deliver or cause to be delivered to each Purchaser the following:
               (i) this Agreement, duly executed by the Company;

               (ii) a copy of the Irrevocable Transfer Agreement Instructions in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged by the Company’s transfer agent;
               (iii) one or more stock certificates (the “Certificates”) registered in the name of each Purchaser, representing the number of shares of Preferred Stock set forth opposite such Purchaser’s name on Schedule 1 hereto, and bearing the legend set forth in Section 4.1(b) herein, and one or more Warrants representing the right to purchase that number of shares of Common Stock set forth opposite such person’s name on Schedule 1 hereto;
               (iv) the Investor Rights Agreement, duly executed by the Company;
               (v) a legal opinion of Wilson Sonsini Goodrich & Rosati, PC, counsel to the Company, in the form of Exhibit D hereto; and
               (vi) a certificate of the Secretary of the Company (the “Secretary’s Certificate”) in the form of Exhibit E hereto, attaching a true copy of the certificate of incorporation and bylaws of the Company, as amended to the Closing Date, and attaching true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents.
          (c) The Company shall have taken such pre-closing actions as are necessary to give effect to Section 4.6 and Section 4.7 hereof.
          (d) All representations and warranties of the Company contained in the Transaction Documents shall remain true and correct in all material respects as of the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date).
          (e) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.
          (f) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or California State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

     2.3 Conditions to Obligations of the Company to Effect the Closing.
          (a) The obligations of the Company to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company. At the Closing, each Purchaser severally and not jointly agrees to and shall deliver or cause to be delivered to the Company the following:
               (i) this Agreement, duly executed by such Purchaser;
               (ii) such Purchaser’s Purchase Amount, by wire transfer of immediately available funds; and
               (iii) the Investor Rights Agreement, duly executed by such Purchaser.
          (b) All representations and warranties of each of the Purchasers contained herein shall remain true and correct as of the Closing Date as though such representations and warranties were made on such date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith and except as provided in the SEC Documents, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:
          (a) Corporate Organization; Authority; Due Authorization.
               (i) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (B) has the corporate power and authority to own or lease its properties as and in the places where its business is now conducted and to carry on its business as now conducted, and (C) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or the enforceability of any Transaction Document, (ii) a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company and its Subsidiaries taken as a whole or (iii) a material adverse effect on the Company’s ability to perform main any material respect on a timely basis its obligations under the Transaction Documents (any of (i), (ii), or (iii) a “Material Adverse Effect”), and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such qualification. Set forth in Schedule 3.1(a) is a complete and correct list of all Subsidiaries of the Company. Each such Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have, individually or in the aggregate, a Material Adverse Effect and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such qualification.
               (ii) The Company (A) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (B) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”) and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. This Agreement is and each of the other Transaction Documents will be on the Closing Date a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).
          (b) Capitalization.
               (i) As of the date hereof, the authorized capital stock of the Company consisted of 30,000,000 shares of Common Stock, of which 8,316,749 shares of Common Stock are outstanding 2,000,000 shares of preferred stock, none of which are outstanding, 500,000 of which have been designated Series A Preferred Stock. All outstanding shares of capital stock of the Company were issued in compliance with all applicable Federal and state securities laws, and the issuance of such shares was duly authorized by all necessary corporate action on the part of the Company. Except as contemplated by this Agreement or as set forth in the SEC Documents or in Schedule 3.1(b), there are (A) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (B) no preemptive rights contained in the Company’s certificate of incorporation, as amended, the bylaws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Conversion Shares and Warrant Shares, and (C) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights to acquire any equity securities of the Company. To the Company’s knowledge, except as set forth in Schedule 3.1(b), none of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in Schedule 3.1(b), the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
               (ii) The Preferred Stock has the rights, preferences, privileges and restrictions as stated in the Certificate of Designation.
               (iii) With respect to each Subsidiary of the Company, except as set forth in Schedule 3.1(b), (i) all the issued and outstanding shares of each Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable Federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. Except as disclosed in the SEC Documents or Schedule 3.1(b), the Company beneficially owns 100% of the outstanding equity securities of each Subsidiary of the Company.
          (c) Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Investor Rights Agreement. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Preferred Shares and the Warrants.
          (d) Private Offering/Integrated Offering. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that could cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which could require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.
          (e) Brokers and Finders’ Fees. No brokerage or finders’ fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.
          (f) No Conflict; Required Filings and Consents.
               (i) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (A) conflict with or violate the certificate of incorporation or the bylaws of the Company or its Subsidiaries, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected, or (C) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or of any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries is bound or affected (the “Material Agreements”).
               (ii) The execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require, on the part or in respect of the Company, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for (i) the filings required by Section 4.4 of this Agreement, (ii) the filing of a Form D with the SEC and applicable requirements, if any, of the Exchange Act or any state securities or “blue sky” laws (collectively, “Blue Sky Laws”), (iii) the filing of a registration statement with the Commission to the extent required by the Investor Rights Agreement, and (iv) any approval that may be required by each applicable Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby. For purposes of this Agreement, “Governmental Body” shall mean any: (A) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign or other government; or (C) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
          (g) Compliance. Except as set forth in the SEC Documents or in Schedule 3.1(g), neither the Company nor any Subsidiary of the Company is in conflict with, or in default or violation of (A) any law, rule, regulation, order, judgment or decree applicable to the Company or such Subsidiary or by which any property or asset of the Company or such Subsidiary is bound or affected (“Legal Requirement”), or (B) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except any such violations or failures that would not, individually or in the aggregate, have a Material Adverse Effect.
          (h) SEC Documents; Financial Statements.
               (i) The Company has filed all reports schedules, forms, statements and other documents required to by filed by the Company under the Securities Act and the Exchange Act including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2006 (the foregoing materials including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed an such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Documents when filed contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

               (ii) The Company’s Annual Report on Form 10-K for the year ended December 30, 2006, includes consolidated balance sheets as of December 31, 2005 and December 30, 2006 and consolidated statements of income and cash flows for the one year periods then ended (collectively, the “Financial Statements”).
               (iii) The Financial Statements (including the related notes and schedules thereto) have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such Financial Statements or the notes thereto. The Financial Statements (including the related notes and schedules thereto) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein in each case in accordance with GAAP, consistently applied during the periods involved, except as may be noted therein.
          (i) Litigation. Except as set forth in the SEC Documents or in Schedule 3.1(i), there are no claims, actions, suits, investigations, inquiries or proceedings (each, an “Action”) pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents or in Schedule 3.1(i), neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
          (j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. No officer of the Company or other member of management has given notice of his or her termination of employment or other indication that he or she intends to terminate his or her employment. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (k) Absence of Certain Changes. Except as specifically contemplated by this Agreement or as set forth in Schedule 3.1(k) or in the SEC Documents, since December 30, 2006,

(a) there has not been any event, occurrence or development that has had or that would reasonably be expected to result in any Material Adverse Effect; (b) the Company has not incurred any material liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filing made with the Commission, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreement to purchase or redeem any shares of its capital stock, (e) the Company has not issued any equity securities to any officer director or Affiliate, except pursuant to existing Company stock option plans, (f) the Company has not consummated or entered into any agreements with respect to any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person by the Company; or (g) the Company has not entered into, or agreed to enter into any transactions, other than in the ordinary course of business, consistent in all material respects with past practices, with any of its officers, directors or principal stockholders or any of their respective Affiliates.
          (l) Intellectual Property.
               (i) The Company and its Subsidiaries own, or have the right to use, sell or license all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, and other intellectual property rights used in connection with their respective businesses reasonably required for the conduct of their respective businesses as presently conducted (collectively, the “Company IP”) except for any failure to own or have the right to use, sell or license the Company IP that would not have a Material Adverse Effect.
               (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP or impair the right of Company and its Subsidiaries to use, sell or license any Company IP.
               (iii) (A) None of the manufacture, marketing, license, sale and use of any product currently licensed or sold by the Company or any of its Subsidiaries (x) violates any license or agreement between the Company or any of its Subsidiaries and any third party, (y) to the knowledge of the Company, infringes any patent of any other party; or (z) to the knowledge of the Company, infringes any copyright, trademark or trade secret of any other party, and (B) there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP. Neither the Company nor any Subsidiary has received any written notice that any of the Company IP violates or infringes upon the rights of any Person. To the knowledge of the Company all such Company IP is enforceable and there is no existing infringement by another Person of any of the Company IP. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
          (m) No Adverse Actions. Except as set forth in Schedule 3.1(m) or in the SEC Documents, there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (n) Corporate Documents. The Company’s certificate of incorporation and bylaws, each as amended to date, which have been requested and previously provided to the Purchasers are true, correct and complete and contain all amendments thereto.
          (o) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
          (p) Transactions with Affiliates and Employees. Except as set forth in the SEC Documents or in the Disclosure Schedules, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or the Subsidiaries, or (iii) for other employee benefits, including stock option or restricted stock agreements under any stock option plan of the Company.
          (q) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Documents or Schedule 3.1(q), the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the Closing Date. Except as set forth in the SEC Documents or Schedule 3.1(q), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Documents or Schedule 3.1(q), the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (r) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities.
          (s) No Other Representations. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
          (t) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.
          (u) Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company: (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, specifically, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; and (iii) that any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the shares of Preferred Stock, Conversion Stock, Warrants or Warrant Shares to be issued in connection with this Agreement are outstanding and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.
          (v) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
          (w) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
          (x) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
          (y) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities in violation of Regulation M under the Exchange Act, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent, if any, in connection with the placement of the Securities.
          (z) Title to Assets. Except as set forth in Schedule 3.1(z), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

          (aa) Taxes. Except as set forth on Schedule 3.1(aa), the Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor, to the Company’s knowledge, are there any material proposed additional tax assessments against the Company or any of its subsidiaries.
          (bb) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations hereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
          (cc) Disclosure. The Transaction Documents, and the exhibits and schedules attached thereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.
     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
          (a) Organization; Authority; Enforceability. Such Purchaser (other than individuals) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.
          (b) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (c) No Public Sale or Distribution. Such Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and is not limiting such Purchaser’s right to sell the Securities pursuant to the terms of the Investor Rights Agreement. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Subject to the terms of the Investor Rights Agreement, such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
          (d) Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
          (e) Residency. Such Purchaser is a resident of the jurisdiction set forth below such Purchaser’s name on Schedule 1 attached hereto.
          (f) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.
          (g) Information. Such Purchaser and its advisors, if any, have been furnished with all publicly available materials (or such materials have been made available to such Purchaser) relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Securities as have been requested by such Purchaser, including without limitation the Company’s Form 10-K for the period ended December 30, 2006 and Forms 10-Q for the period ended March 31, 2007. Each Purchaser acknowledges that it has read and understands the risk factors set forth in such Form 10-K for the period ended December 30, 2006 and Forms 10-Q for the periods ended March 31, 2007 and June 30, 2007 and that it has read the Company’s Current Reports on Forms 8-K filed January 22, 2007, February 9, 2007, April 12, 2007, April 24, 2007, May 18, 2007, June 12, 2007, July 3, 2007, July 10, 2007, August 6, 2007, and August 29, 2007. Neither such review nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser understands that its investment in the Securities involves a high degree of risk.
          (h) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (i) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in companies engaged in the business in which the Company is engaged, so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
     The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
          (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser (who is an accredited investor and executes a customary representation letter) or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act, provided, however, that in the case of a transfer pursuant to Rule 144, no opinion shall be required if the transferor provides the Company with a customary seller’s representation letter, and if such sale is not pursuant to subsection (k) of Rule 144, a customary broker’s representation letter and a Form 144. Any such transferee that agrees in writing to be bound by the terms of this Agreement and the Investor Rights Agreement shall have the rights of a Purchaser under this Agreement and the Investor Rights Agreement. Except as required by federal securities laws and the securities law of any state or other jurisdiction within the United States, the Securities may be transferred, in whole or in part, by any of the Purchasers at any time. The Company shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 4.1(a).
          (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of one or more legends, as applicable, on any of the Securities in substantially the following form:
     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE

OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, SUCH COUNSEL AND THE SUBSTANCE OF SUCH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. UNLESS PROHIBITED BY APPLICABLE LAW, RULE OR REGULATION, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.
     The Company acknowledges and agrees that, unless prohibited by applicable law, rule or regulation, a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, however, that such Purchaser shall provide the Company with such documentation as is reasonably requested by the Company to ensure that the pledge is pursuant to a bona fide margin agreement with a registered broker-dealer or a security interest in some or all of the shares of Common Stock issued hereunder and held by such Purchaser to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Securities may reasonably request in connection with a pledge or transfer of the Securities, including if the Securities are subject to registration pursuant to the Investor Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.
          (c) Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of such Securities pursuant to Rule 144, or (ii) if such Securities are eligible for sale under Rule 144(k) (and the holder of such Securities has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) (and the holder of such Securities has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend hereunder. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later that four (4) Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing the Securities, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends; provided that the holder of any Conversion Shares and Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.
          (d) Each Purchaser, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance on, and the Purchaser’s agreement that, and each Purchaser hereby agrees that, the Purchaser will not sell any Securities except pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
     4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c), such information as is required for the Purchasers to sell the Securities under Rule 144.
     4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that could require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities to the Purchasers for purposes of the rules and regulations of any Trading Market such that it could require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
     4.4 Publicity. The Company shall, within four (4) Business Days following the Closing Date, file a Current Report on Form 8-K, disclosing the transactions contemplated hereby and make such other filings and notices regarding the Contemplated Transactions in the manner and time required by the Commission.
     4.5 Listing of Common Stock. The Company hereby agrees that, from time to time, if the Company applies to have additional shares of its Common Stock traded on any Trading Market, it will include in such application the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause the Conversion Shares and Warrant Shares to be listed on such Trading Market as promptly as possible.

     4.6 Director Designees.
          (a) For so long as BlueLine Partners, LLC or any of its Affiliates holds any shares of Preferred Stock issued pursuant to this Agreement, BlueLine Partners, LLC shall have the right, to (x) designate an individual, in its sole discretion, (the “Primary Purchaser Director Designee”) for service as a member of the Board and the Company shall use its best efforts to cause the Primary Purchaser Director Designee to be initially appointed to the Board (the “Primary Purchaser Board Seat”) and (y) designate a second individual, who shall be subject to the approval of the Company, which approval shall not be unreasonably withheld (the “Secondary Purchaser Director Designee”), and the Company shall use its best efforts to cause the Secondary Purchaser Director Designee to be initially appointed to the Board (the “Secondary Purchaser Board Seat”). Subject to the fiduciary duties of the Board, for so long as BlueLine Partners, LLC or any of its Affiliates holds any shares of Preferred Stock issued pursuant to this Agreement, the Company shall nominate the Primary Purchaser Director Designee and the Secondary Purchaser Director Designee for reelection by the stockholders of the Company to fill the Primary Purchaser Board Seat and the Secondary Purchaser Board Seat, respectively, at each annual or special meeting of the stockholders at which election of directors to the Board of the Company is proposed for consideration by the stockholders and to appoint the Primary Purchaser Director Designee to fill any vacancy in the Primary Purchaser Board Seat and the Secondary Purchaser Director Designee to fill any vacancy in the Secondary Purchaser Board Seat.
          (b) In the event that none of BlueLine Partners, LLC or any of its Affiliates shall any longer hold any shares of Preferred Stock issued pursuant to this Agreement (whether as result of conversion, sale or other disposition), then for so long as BlueLine Partners, LLC or any of its Affiliates holds at least 500,000 shares of Common Stock of the Company, (x) BlueLine Partners, LLC shall have the right, so long as the initial designation of the Primary Purchaser Director Designee has not previously been made pursuant to Section 4.6(a), to designate the Primary Purchaser Director Designee for service as a member of the Board and the Company shall use its best efforts to cause the Primary Purchaser Director Designee to be initially appointed to the Primary Purchaser Board Seat, and (y) thereafter, subject to the fiduciary duties of the Board, the Company shall nominate the Primary Purchaser Director Designee for reelection by the stockholders of the Company to fill the Primary Purchaser Board Seat at each annual or special meeting of the stockholders at which election of directors to the Board of the Company is proposed for consideration by the stockholders and to appoint the Primary Purchaser Director Designee to fill any vacancy in the Primary Purchaser Board Seat.
          (c) Notwithstanding any other provisions of the Transaction Documents, the rights of BlueLine Partners, LLC set forth in this Section 4.6 shall not be transferable under any circumstances, whether by sale or assignment of securities issuable hereunder or otherwise.
     4.7 Board Committee Rights. For so long as BlueLine Partners, LLC has any right to designate a Primary Purchaser Director Nominee as described in Section 4.6, BlueLine Partners, LLC shall also have the right to (x) designate either the Primary Purchaser Director Designee or the Secondary Purchaser Director Designee (for so long as such person is a member of the Board) to serve on the Compensation and Nominating Committee of the Board (the “Investor Compensation and Nominating Committee Member”), and (y) designate either the Primary Purchaser Director Designee or the Secondary Purchaser Director Designee (for so long as such person is a member of the Board) to serve on the Audit and Corporate Governance Committee of the Board (the “Investor

Audit and Corporate Governance Committee Member”), in each case, so long as such designee satisfies, in the Company’s reasonable discretion, the independence requirements of the SEC, the Nasdaq Stock Market, or any other self-regulatory body that may be applicable.
     4.8 Right of Participation. Subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) (“Future Offerings”) during the period beginning on the Closing Date and ending two (2) years after the date of this Agreement unless it shall have first delivered to each Purchaser, at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the material terms and conditions thereof, and providing each such Purchaser an option during the ten (10) day period following delivery of such notice to purchase its pro rata share (based on the ratio that the aggregate amount of Conversion Shares and Warrant Shares purchased by it hereunder bears to the aggregate amount of Conversion Shares and Warrant Shares purchased by all such Purchasers hereunder) of an aggregate of thirty percent (30%) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the “Participation Right”). Upon receipt of an affirmative response from any such Purchaser(s) the Company and such Purchasers shall proceed in good faith with the preparation of definitive transaction agreements. In the event the material terms and conditions of a proposed Future Offering are materially amended after delivery of the notice to such Purchasers concerning the proposed Future Offering, the Company shall deliver a new notice to each Purchaser describing the amended terms and conditions of the proposed Future Offering and each such Purchaser thereafter shall have an option during the five (5) day period following delivery of such new notice to purchase its pro rata share of thirty percent (30%) of the aggregate securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive material amendments to the material terms and conditions of any proposed Future Offering. The Participation Right shall not apply to any transaction involving issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company, or any bank or lease financing transaction. The Participation Right also shall not apply to the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the stockholders of the Company or existing as of the date of this Agreement or issued as an inducement to employment. Notwithstanding anything in this Section 4.8 to the contrary, in the event the Board decides, in good faith, to enter into a transaction, not primarily for equity financing purposes, and in which the Company issues shares of Common Stock or other securities of the Company to a Person or any entity is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, the Company shall be permitted to do so without any Participation Right hereunder.
     4.9 Executive Compensation Plan. Following the Closing Date, and in any case, prior to December 31, 2007, the Company shall use it reasonable best efforts to create, adopt and implement an executive compensation plan, which shall have been approved by the Company’s Board of Directors, including any director then filling the Primary Purchaser Board Seat.

     4.10 Carve-out Financials. The Company will use its commercially reasonable efforts to complete the following on or before September 28, 2007: (i) prepare the historical financial statements required by Item 9.02 of Form 8-K (the “Carve-out Financials”) related to the Company’s January 16, 2007 acquisition of the assets of the Laserscope aesthetics business (the “Asset Acquisition”), and (ii) prepare a Current Report on Form 8-K pursuant to Item 9.02 relating to the Asset Acquisition and file this Form 8-K and the Carve-out Financials with the Commission.
ARTICLE V
INDEMNIFICATION, TERMINATION AND DAMAGES
     5.1 Survival of Representations. Except as otherwise provided herein, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of three (3) years from the Closing Date. The Company’s and the Purchasers’ warranties and representations shall in no way be affected or diminished in any way by any investigation of (or failure to investigate) the subject matter thereof made by or on behalf of the Company or the Purchasers.
     5.2 Indemnification.
          (a) The Company agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, members, managers, partners, shareholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the officers, directors, members, managers, partners, shareholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each a “Purchaser Party”) and their respective successors and assigns, from and against any losses, liabilities, obligations, claims, contingencies, damages, cost or expenses including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement made by the Company in any of the Transaction Documents; (ii) any breach of any representation or warranty made by the Company in any of the Transaction Documents; and/or (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including court costs and reasonable legal fees and expenses) incident to any of the foregoing.
          (b) The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company, its Affiliates, each of their officers, directors, members, managers, partners, shareholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the officers, directors, members, managers, partners, shareholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons from and against any losses, liabilities, obligations, claims, contingencies, damages, cost or expenses including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation which are caused by or arise out of (A) any breach or default in the performance by the Purchasers of any covenant or agreement made by the Purchasers in any of the Transaction Documents; (B) any breach of any representation or warranty made by the Purchasers in any of the Transaction Documents; and (C) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including court costs and reasonable legal fees and expenses) incident to any of the foregoing.
     5.3 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”. An Indemnified Party under this Agreement shall, with respect to any matter in respect of which indemnity may be sought pursuant to this Agreement, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) Business Days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.
     The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld or delayed), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party or its Affiliates may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). So long as the Indemnifying Party is diligently contesting any such matter in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate in the reasonable opinion of counsel to the Indemnified Party, due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties (subject to the execution of appropriate non-disclosure agreements) as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.
     With regard to matters with respect to third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the matter. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.
     5.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares.
     5.5 Delivery of Securities after Closing. The Company shall deliver, or cause to be delivered, the respective Securities purchased by each Purchaser to such Purchaser within three (3) Trading Days of the Closing Date.
     5.6 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.
ARTICLE VI
MISCELLANEOUS
     6.1 Fees and Expenses. The Company shall be responsible for the payment of its own legal fees and other third party expenses in connection with the Transaction Documents and the consummation of the Contemplated Transactions as well the Purchasers’ reasonable and documented legal fees and other third-party expenses relating to the preparation, negotiation and execution of this Agreement and the Transaction Documents and the consummation of the Contemplated Transactions up to an aggregate cap of $20,000.

     6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5:00 p.m. (California time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Trading Day or later than 5:00 p.m. (California time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:
     With respect to the Company, addressed to:
IRIDEX Corporation
1212 Terra Bella Avenue
Mountain View, CA 94043
Attention: Chief Financial Officer
Facsimile No.: (650) 940-4710
or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to:
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, California 943041
Attention: David Segre
Facsimile No.: (650) 493-6811
Copies of notices to any Purchaser shall be sent to the addresses, if any, listed on Schedule 1 attached hereto.
     6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Purchasers.
     6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Article V. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(e) that may be due in connection with the transactions contemplated by this Agreement.
     6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.
     6.9 Jurisdiction; Venue; Service of Process. This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Northern District of California and if such court does not have proper jurisdiction, the State Courts of Santa Clara County, California. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of California by virtue of a failure to perform an act required to be performed in the State of California and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Northern District of California and if such court does not have proper jurisdiction, the State Courts of Santa Clara County, California for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Santa Clara County, California, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Northern District of California and if such court does not have proper jurisdiction, the State Courts of Santa Clara County, California has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.9 shall affect or limit any right to serve process in any other manner permitted by law.

     6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission by attaching a pdf copy of a signature page to an electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     6.12 Replacement of Securities. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company.
     6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     6.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     6.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Except to the extent otherwise specifically provided in the Transaction Documents, each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.
     6.16 Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     6.17 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.
     6.18 Like Treatment. Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for redemption, conversion or exercise of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment to any terms or provisions of this Agreement or the other Transaction Documents, unless such consideration is offered to all Purchasers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: IRIDEX CORPORATION
By:	/s/ Barry G. Caldwell
	Name:	Barry G. Caldwell
	Title:	President and Chief Executive Officer

PURCHASERS: BLUELINE CAPITAL PARTNERS, LP
By:	BlueLine Partners, LLC
its General Partner

By:	/s/ Scott A. Shuda
	Name:	Scott A. Shuda
	Title:	Managing Director

BLUELINE CAPITAL PARTNERS III, LP
By:	BlueLine Partners II, LLC
its General Partner

By:	/s/ Scott A. Shuda
	Name:	Scott A. Shuda
	Title:	Managing Director

BLUELINE CAPITAL PARTNERS II, LP
By:	BlueLine Partners, LLC
its General Partner

By:	/s/ Scott A. Shuda
	Name:	Scott A. Shuda
	Title:	Managing Director

[IRIDEX Corporation Securities Purchase Agreement Signature Page]

Schedule 1
to Securities Purchase Agreement
Schedule of Purchasers

		Number Series A	Number of	Aggregate Unit
Name, Address and Fax Number of Purchaser	Number of Units	Preferred Shares	Warrant Shares	Purchase Price

BlueLine Capital Partners, LP 402 Railroad Avenue Suite 201 Danville, CA 94526 Attn: Scott Shuda (925) 648-2086 (fax)	300,000	300,000	360,000	$3,000,000.00

BlueLine Capital Partners III, LP 402 Railroad Avenue Suite 201 Danville, CA 94526 Attn: Scott Shuda (925) 648-2086 (fax)	150,000	150,000	180,000	$1,500,000.00

BlueLine Capital Partners II, LP 402 Railroad Avenue Suite 201 Danville, CA 94526 Attn: Scott Shuda (925) 648-2086 (fax)	50,000	50,000	60,000	$500,000.00

Totals:	500,000	500,000	600,000	$5,000,000

Exhibit A
Investor Rights Agreement

Exhibit B
Form of Warrant

Exhibit C
Transfer Agreement Instructions

Exhibit D
Legal Opinion

Exhibit E
Secretary’s Certificate